EXHIBIT 99.2
Unaudited Pro Forma Consolidated Statement of Operations
The accompanying unaudited pro forma consolidated financial statements for Crosstex Energy, Inc. (“the Company”) as of June 30, 2009, and for the six months ended June 30, 2009 and the year ended December 31, 2008 are presented in accordance with Article 11 of Regulation S-X to reflect the disposition of assets by Crosstex Energy, L.P. (“the Partnership”). The Partnership sold its assets located in Mississippi, Alabama and south Texas (referred to as “Midstream Assets”) on August 6, 2009 for cash consideration of approximately $218.0 million which represents the purchase price of $220.0 million adjusted for working capital and purchase price adjustments provided for in the purchase agreement. In addition, the Partnership sold all of its Treating segment assets (referred to as “Treating Assets”), other than 5 treating plants used in the Partnership’s continuing midstream operations, on October 1, 2009 for cash consideration of approximately $266.0 million. The unaudited pro forma condensed consolidated balance sheet assumes the Partnership’s dispositions of its Midstream Assets and Treating Assets had occurred as of June 30, 2009. The unaudited pro forma consolidated statement of operations for the six months ended June 30, 2009 reflects the pro forma adjustments as though the Treating Asset disposition had occurred on January 1, 2009. The Midstream Assets sold were included in discontinued operations in the historical financial information for the six months ended June 30, 2009 so no pro forma adjustments were needed for income from continuing operations. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2008 reflects the pro forma adjustments as though the dispositions of the Midstream Assets and Treating Assets had occurred on January 1, 2008. The Partnership will recognize a gain on sale of approximately $98.1 million attributable to the Midstream Asset sale and approximately $85.0 million attributable to the Treating Asset sale based on estimated net proceeds. The Company’s share of the Midstream Asset disposition gain is approximately $21.0 million after non-controlling interest and income taxes and its share of the Treating Asset disposition is approximately $18.0 million after non-controlling interest and taxes. These gains are not reflected as a pro forma adjustment since they do not have a continuing impact to operations. Net cash proceeds of $212.0 million and $258.1 million related to the Midstream Asset and Treating Asset sales, respectively, were used to repay long-term indebtedness.
The historical financial information included in the column titled “Crosstex Energy, Inc.” for the six months ended June 30, 2009 was derived from the Company’s financial statements included in its Form 10-Q for the quarter ended June 30, 2009 and, with respect to the statement of operations, only includes the portion through “loss from continuing operations.”
The historical financial information included in the column titled “Crosstex Energy, Inc.” for the year ended December 31, 2008 was derived from the Company’s financial statements included in its Form 10-K for the year ended December 31, 2008 and only includes the portion through “loss from continuing operations.” The historical financial information has been recast to attribute net income to non-controlling interest in accordance with FASB ASC 810-10-65-1. In addition, the net income (loss) per common share has been adjusted to conform with the requirements of FASB ASC 260-10-45-60 which requires unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents to be treated as participating securities as defined in FASB ASC 260-10-20.
The unaudited pro forma consolidated financial information is based on assumptions that the Company believes are reasonable under the circumstances and are intended for informational purposes only. Actual results may differ from the estimates and assumptions used. They are not necessarily indicative of the financial results that would have occurred if this disposition had taken place on the dates indicated, nor are they indicative of future results.

CROSSTEX ENERGY, INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2009

(In Thousands)

	Crosstex	Pro Forma
	Energy, Inc.	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$11,466	$7,987	(a)	$22,813
		3,360	(b)
Accounts and notes receivable, net	211,098	(11,656	)(b)	199,442
Fair value of derivative assets	8,196	—		8,196
Natural gas and natural gas liquids, prepaid expenses and other	15,667	(98	)(b)	15,569
Assets held for sale	169,345	(169,345	)(a)	—

Total current assets	415,772	(169,752)		246,020

Property and equipment, net of accumulated depreciation of $218,962	1,416,628	(146,097	)(b)	1,270,531
Fair value of derivative assets	7,553	—		7,553
Intangible assets, net of accumulated amortization	559,483	(5,793	)(b)	553,690
Goodwill	19,673	(19,673	)(b)	—
Other assets, net	16,951	(4,120	)(c)	12,831

Total assets	$2,436,060	$(345,435)		$2,090,625

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, drafts payable and accrued gas purchases	$143,538	$(550	)(b)	$142,988
Fair value of derivative liabilities	21,696	—		21,696
Current portion of long-term debt	24,412	—		24,412
Other current liabilities	60,238	(2,189	)(b)	58,049
Liabilities of assets held for sale	46,876	(46,876	)(a)	—

Total current liabilities	296,760	(49,615)		247,145

Long-term debt	1,318,637	(211,978	)(a)	848,560
		(258,099	)(b)
Obligations under capital lease	24,608	(2,887	)(b)	21,721
Deferred tax liability	81,039	12,573	(a)	103,885
		10,804	(b)
		(531	)(c)
Fair value of derivative liabilities	18,372	—		18,372
Commitments and contingencies	—	—		—
Stockholders’ equity including non-controlling interest	696,644	84,922	(a)	850,942
		72,965	(b)
		(3,589	)(c)

Total liabilities and equity	$2,436,060	$(345,435)		$2,090,625

CROSSTEX ENERGY, INC.
Unaudited Pro Forma Consolidated Statement of Operations
For the Six Months Ended June 30, 2009
(In Thousands Except Share Data And Per Share Data)

	Crosstex	Pro Forma
	Energy, Inc.	Adjustments		Pro Forma
Revenues:
Midstream	$700,257	$—		$700,257
Treating	28,204	(28,204	)(d)	—
Profit on energy trading activities	2,141	—		2,141

Total revenues	$730,602	(28,204)		702,398

Operating costs and expenses:
Midstream purchased gas	555,351	—		555,351
Operating expenses	64,589	(8,882	)(d)	55,707
General and administrative	29,741	(777	)(d)	28,964
Gain on sale of property	(594)	50	(d)	(544)
Gain on derivatives	(5,051)	—		(5,051)
Depreciation and amortization	65,351	(5,644	)(d)	59,707

Total operating costs and expenses	709,387	(15,253)		694,134

Operating income	21,215	(12,951)		8,264
Other income (expense):
Interest expense, net	(48,400)	9,858	(e)	(38,542)
Loss on extinguishment of debt	(4,669)	—		(4,669)
Other income	164	—		164

Total other expense	(52,905)	9,858		(43,047)

Loss from continuing operations before non-controlling interest and income taxes	(31,690)	(3,093)		(34,783)
Income tax provision	(717)	764	(f)	47

Net loss from continuing operations	(32,407)	(2,329)		(34,736)

Less: Net loss from continuing operations attributable to the non-controlling interest	(19,154)	(1,773	)(g)	(20,927)

Net loss from continuing operations attributable to Crosstex Energy, Inc.	$(13,253)	$(556)		$(13,809)

Net loss from continuing operations per common share attributable to Crosstex Energy, Inc.:
Basic and diluted common share	$(0.29)			$(0.30)

Weighted-average shares outstanding:
Basic and diluted common shares	46,449			46,449

CROSSTEX ENERGY, INC.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2008
(In Thousands Except Share Data and Per Share Data)

	Crosstex	Pro Forma
	Energy, Inc.	Adjustments		Pro Forma
Revenues:
Midstream	$4,838,747	$(1,766,101	)(h)	$3,072,646
Treating	64,953	(16,338	)(h)	—
		(48,615	)(d)
Profit on energy trading activities	3,349	—		3,349

Total revenues	4,907,049	(1,831,054)		3,075,995

Operating costs and expenses:
Midstream purchased gas	4,471,308	(1,701,635	)(h)	2,769,673
Treating purchased gas	14,579	(14,579	)(h)	—
Operating expenses	169,056	(21,662	)(h)	125,768
		(21,626	)(d)
General and administrative	74,518	(161	)(h)	72,377
		(1,980	)(d)
Gain on sale of property	(1,519)	19	(h)	(946)
		554	(d)
Gain on derivatives	(12,203)	3,584	(h)	(8,619)
Impairment	31,240	(1,064	)(d)	30,176
Depreciation and amortization	131,318	(12,349	)(h)	107,652
		(11,317	)(d)

Total operating costs and expenses	4,878,297	(1,782,216)		3,096,081

Operating income	28,752	(48,838)		(20,086)
Other income (expense):
Interest expense, net	(102,565)	13,284	(i)	(73,387)
		15,894	(e)
Other income	27,885	(12	)(h)	27,873

Total other expense	(74,680)	29,166		(45,514)

Loss from continuing operations before non-controlling interest and income taxes	(45,928)	(19,672)		(65,600)
Income tax provision	(2,410)	3,675	(f)	1,265
Gain on issuance of units of the Partnership	14,748	—		14,748

Net loss from continuing operations	(33,590)	(15,997)		(49,587)

Less: Net loss from continuing operations attributable to the non-controlling interest	(45,593)	(10,134	)(g)	(55,727)

Net income from continuing operations attributable to Crosstex Energy, Inc.	$12,003	$(5,863)		$6,140

Net income from continuing operations per common share attributable to Crosstex Energy, Inc.:
Basic	$0.26			$0.13

Diluted	$0.26			$0.13

Weighted-average units outstanding:
Basic	46,298			46,298

Diluted	46,589			46,589

Notes to Unaudited Pro Forma Consolidated Financial Statements
Pro Forma Adjustment Explanations

(a)
The following adjustments were made to reflect the disposition of the Midstream Assets as of June 30, 2009: (i) the disposition of the Midstream Assets which were included in assets held for sale ($169.3 million) and liabilities of assets held for sale ($46.9 million) in the historical financial information as of June 30, 2009; (ii) the use of proceeds from the sale, net of transaction costs and other obligations associated with the sale, of $212.0 million to repay long-term indebtedness; (iii) the recognition of $8.0 million in cash to be collected from working capital related to the Midstream Assets, sold but retained by the Partnership in the sale; (iv) the recognition of $12.6 million of deferred tax liability related to the gain on sale; and (v) the recognition of the estimated gain on sale of $98.1 million, net of $12.6 million in taxes, and net of exit costs of $0.6 million in stockholders’ equity.

(b)
The following adjustments were made to reflect the disposition of the Treating Assets as of June 30, 2009: (i) the disposition of Treating Assets including goodwill related to the Treating segment and related liabilities; (ii) the use of proceeds from the sale, net of transaction costs and other obligations associated with the sale, of $258.1 million to repay long-term indebtedness; (iii) the recognition of $3.4 million in cash to be collected from working capital related to the Treating Assets but retained by the Partnership in the sale; (iv) the recognition of $10.8 million of deferred tax liability related to the gain on sale; and (v) the recognition of the estimated gain on sale of $85.0 million, net of $10.8 million in taxes, and other exit costs of $1.2 million in equity.

(c)
Adjustment to reflect the write-off of unamortized debt issuance costs attributable to the repayment of long-term indebtedness and the related reduction in the Partnership’s borrowing capacity and the related deferred tax impact.

(d)	Adjustments to eliminate the revenues and expenses directly attributable to the Treating assets sold.

(e)
Adjustments to reflect the interest savings related to the debt repayment from proceeds from the sale of the Treating Assets using a 7.62% annual rate for the six months ended June 30, 2009 and a 6.16% annual rate for the year ended December 31, 2008, which represent the weighted average interest rates for the applicable historical periods.

(f)	Adjustment to reflect the decrease in income taxes related to the assets sold.

(g)	Adjustment to reflect increase in net loss from continuing operations attributable to non-controlling interest related to the assets sold.

(h)	Adjustments to eliminate the revenues and expenses directly attributable to the Midstream Assets sold.

(i)
Adjustment to reflect the interest savings related to the debt repayment from the proceeds from the sale of the Midstream Assets using a 6.16% annual rate which represents the weighted average interest rate for the applicable historical period.

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